UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

BOLT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	001-12075	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (203) 853-0700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On January 23, 2008, Bolt Technology Corporation (the “Company”) issued a press release announcing the Company’s results of operations for the second quarter and the first six months of fiscal year 2008. A copy of this press release is furnished with this report as Exhibit 99.1 and shall be deemed provided under this Item 2.02 of Form 8-K.

The above information in this report, including the exhibit attached as Exhibit 99.1 hereto, is being furnished solely pursuant to Item 2.02 of this Form 8-K. Consequently, it shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2008, the Executive Compensation and Stock Option Committees of the Board of Directors approved awards of restricted stock and grants of stock options under the Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan (the “Plan”) to certain employees, including the named executive officers identified in the Company’s proxy statement dated October 19, 2007 (the “Named Executive Officers”). The awards and grants to the Named Executive Officers (after giving effect to the 3-for-2 stock split to stockholders of record on January 16, 2008) were as follows: Mr. Raymond M. Soto, Chief Executive Officer and President, was awarded 15,000 shares of restricted stock and granted options to purchase 7,500 shares of common stock; Mr. Joseph Espeso, Senior Vice President—Finance and Chief Financial Officer, was awarded 4,500 shares of restricted stock and granted options to purchase 2,250 shares of common stock; and Mr. Joseph Mayerick, Senior Vice President—Marketing, was awarded 4,500 shares of restricted stock and granted options to purchase 2,250 shares of common stock. The shares of restricted stock are subject to a risk of forfeiture that is scheduled to lapse, subject to the provisions of the Plan and the applicable award agreement, in five equal annual installments commencing on January 23, 2009, and ending on January 23, 2013; if Mr. Soto retires before the end of such five-year period, the risk of forfeiture with respect to any such restricted stock held by Mr. Soto will lapse on the date of his retirement. Each option has a term of five years from the date of grant and is exercisable, subject to the provisions of the Plan and the applicable stock option agreement, with respect to 25% of the shares covered under the option in each of the second through fifth years of its term.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2008, the Board of Directors approved amendments to the Company’s Bylaws (the “Bylaws”) and adopted an amendment and restatement of the Bylaws incorporating the amendments (the “Amended and Restated Bylaws”). The amendments revise Article II, Section 12 and Article III, Section 15 of the Bylaws to reflect the listing of the Company’s common stock on the NASDAQ Stock Market LLC. The amendments to the Bylaws described above were effective on January 23, 2008. The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of such amendments which are included in the Amended and Restated Bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Bylaws of the Registrant, amended and restated effective as of January 23, 2008.

99.1	Press release issued January 23, 2008.*

*	Furnished solely pursuant to Item 2.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto
(Chairman of the Board, President and Chief Executive Officer)

Dated: January 25, 2008

Exhibit Index

Exhibit No.	Description
3.1	Bylaws of the Registrant, amended and restated effective as of January 23, 2008.

99.1	Press release issued January 23, 2008.*

*	Furnished solely pursuant to Item 2.02.